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September 18, 2015

Cardax, Inc.

2800 Woodlawn Drive, Suite 129

Honolulu, HI 96822

KBL, LLP consents to the inclusion of its audit report dated March 13, 2015 related to our certified audit of the financial statements of Cardax, Inc. and Subsidiary for the years ended December 31, 2014 and 2013, and the reference to KBL, LLP under the heading “Experts,” both of which appear in the Registration Statement on Form S-4 of Cardax, Inc. dated September 18, 2015.